Exhibit 99.1

Aevi Genomic Medicine Reports Second Quarter 2017 Financial Results

PHILADELPHIA, PA – (Marketwired) – 08/09/17 – Aevi Genomic Medicine, Inc. (NASDAQ: GNMX) (the Company) announced today financial and operational results for the quarter ended June 30, 2017 and provided a corporate update.

Second Quarter Corporate Highlights

•	Initiating Phase 2 clinical trial in contactin-4 mutation-positive Attention Deficit Hyperactivity Disorder (“CNTN4+ ADHD”) (Part A) to confirm genetic responders to AEVI-001. Patient screening is anticipated to begin in the third quarter of 2017 and data is expected by mid-2018.

•	Discovered significant prevalence of CNTN4 mutations (preliminary data, 6%-8%) in a cohort of over 500 Autism Spectrum Disorder (ASD) patients in The Children’s Hospital of Philadelphia (“CHOP”) biobank. Plan to initiate a proof-of-concept study in ASD in early 2018.

•	Initiated Phase 1/2 signal finding study of AEVI-002 in Severe Pediatric Onset Crohn’s Disease. Active recruitment for the trial is underway, and initial data is anticipated around year-end 2017.

•	Renewed existing research agreement with CHOP that provides the Company exclusive access to certain rare and orphan disease data and samples from the CHOP biobank.

•	Current cash resources estimated to fund operations into the second quarter of 2018, including through the receipt of top-line data from AEVI-001 in CNTN4+ ADHD Part A and initial data from the signal-finding trial of AEVI-002 in Severe Pediatric Onset Crohn’s Disease.

Second Quarter 2017 Financial Results

The Company had cash and cash equivalents of $21.36 million at June 30, 2017. The Company expects its reported cash balance to fund operations into the second quarter of 2018.

Research and development expenses for the three months ended June 30, 2017 were $5.67 million decreasing from $8.74 million for the same period in 2016 mainly related to decreased spend associated with the AEVI-001 program following conclusion of the SAGA trial.

General and administrative expenses for the three months ended June 30, 2017 were $2.37 million, decreasing from $2.95 million for the same period in 2016 mainly due to decreased costs following the closure of the Company’s operations in Israel.

For the quarter ended June 30, 2017 the Company reported a net loss of $8.03 million or $0.22 per share, compared with a net loss of $11.71 million or $0.35 per share for the comparative quarter in 2016.

Six Months Financial Results

Research and development expenses for the six months ended June 30, 2017 were $13.61 million decreasing from $15.69 million for the same period in 2016 mainly due to decreased costs associated with the TARGT technology and closure of the Company’s Israeli site.

General and administrative expenses for the six months ended June 30, 2017 were $5.36 million, decreasing from $7.14 million for the same period in 2016 primarily due to severance benefits recorded in 2016 related to the termination of an officer of the Company and decreased stock-based compensation expense related to options which have fully vested.

Conference Call and Webcast Information

Aevi Genomic Medicine will hold a conference call Thursday, August 10, 2017 at 8:30 am ET to provide a corporate update. To access the conference call by phone, please dial (877) 870-4263 (domestic) or (412) 317-0790 (international) and request to join the Aevi Genomic Medicine’s Conference Call.

The live webcast can be accessed under "Events" in the Investors section of the Company's website at www.aevigenomics.com or via the following link.

The archived webcast will be available for 30 days in the Investor section of Aevi Genomic Medicine website at www.aevigenomics.com.

AEVI GENOMIC MEDICINE, INC. AND ITS SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands, except share data)

	June 30, 2017	December 31, 2016
	Unaudited	Audited
ASSETS

CURRENT ASSETS:

Cash and cash equivalents	$21,357	$39,838
Prepaid expenses and other current assets	1,075	335
Total current assets	22,432	40,173

LONG-TERM ASSETS:

Restricted lease deposits	11	11
Property and equipment, net	297	377
Total long-term assets	308	388

Total assets	$22,740	$40,561

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

Trade payables	$1,881	$137
Other accounts payable and accrued expenses	3,036	5,446
Total current liabilities	4,917	5,583

Total liabilities	4,917	5,583

STOCKHOLDERS' EQUITY:

Common stock-$0.0001 par value; 100,000,000 shares authorized; 37,110,043 shares issued and 37,110,043 shares outstanding at June 30, 2017; 37,112,343 shares issued and 37,103,843 shares outstanding at December 31, 2016	4	4
Additional paid-in capital	217,033	215,008
Accumulated deficit	(199,214)	(180,034)

Total stockholders' equity	17,823	34,978

Total liabilities and stockholders' equity	$22,740	$40,561

AEVI GENOMIC MEDICINE, INC. AND ITS SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	Six months ended June 30,		Three months ended June 30,
	2017	2016	2017	2016
	Unaudited		Unaudited

Research and development expenses	$13,614	$15,692	$5,667	$8,741

General and administrative expenses	5,357	7,136	2,369	2,945

Operating loss	(18,971)	(22,828)	(8,036)	(11,686)
Financial income / (expense)	21	(20)	3	(18)

Loss before taxes on income	(18,950)	(22,848)	(8,033)	(11,704)

Taxes on income	-	3	-	3

Net loss	$(18,950)	$(22,851)	$(8,033)	$(11,707)

Basic and diluted loss per share	$(0.51)	$(0.69)	$(0.22)	$(0.35)

Weighted average number of common stock used in computing basic loss per share	37,109,157	33,211,665	37,110,043	33,469,789

About Aevi Genomic Medicine, Inc.

Aevi Genomic Medicine, Inc. is dedicated to unlocking the potential of genomic medicine to translate genetic discoveries into novel therapies. Driven by a commitment to patients with pediatric onset life-altering diseases, the company’s research and development efforts leverages an internal genomics platform and an ongoing collaboration with the Center for Applied Genomics (CAG) at The Children’s Hospital of Philadelphia (CHOP).

Forward-looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995, which include all statements other than statements of historical fact, including (without limitation) those regarding the Company's financial position, its development and business strategy, its product candidates and the plans and objectives of management for future operations. The Company intends that such forward-looking statements be subject to the safe harbors created by such laws. Forward-looking statements are sometimes identified by their use of the terms and phrases such as "estimate," "project," "intend," "forecast," "anticipate," "plan," "planning, "expect," "believe," "will," "will likely," "should," "could," "would," "may" or the negative of such terms and other comparable terminology. All such forward-looking statements are based on current expectations and are subject to risks and uncertainties. Should any of these risks or uncertainties materialize, or should any of the Company's assumptions prove incorrect, actual results may differ materially from those included within these forward-looking statements. Accordingly, no undue reliance should be placed on these forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. As a result of these factors, the events described in the forward-looking statements contained in this release may not occur.

CONTACT:

Aevi Genomic Medicine, Inc.

Brian Piper

Brian.Piper@aevigenomics.com

Westwicke Partners

Chris Brinzey

339-970-2843

Chris.brinzey@westwicke.com

MEDIA INQUIRIES:

FTI Consulting

Irma Gomez-Dib

+1-212-850-5761

+1-415-706-9155

http://irma.gomez-dib@fticonsulting.com